Exhibit 5.1
[ ] March 2006	Our Ref: NDR/C2222-H00810

China Medical Technologies, Inc.

No. 24 Yongchang North Road

Beijing Economic-Technological Development Area

Beijing 100176

China

Dear Sirs

CHINA MEDICAL TECHNOLOGIES, INC.

We have acted as Cayman Islands legal advisers to China Medical Technologies, Inc. (the “Company”) in connection with the Company’s registration statement on Form F-1 (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933 on [ ] March 2006 relating to the offering by the Company of American Depositary Shares (the “Public Offering”). We are furnishing this opinion as exhibit [5.1] to the Registration Statement.

For the purposes of giving this opinion, we have examined the following documents:

1.	the Certificate of Incorporation dated 6 July 2004, the Certificate of Incorporation on Change of Name dated 22 July 2004, the Memorandum and Articles of Association as registered on 6 July 2004, the Amended and Restated Memorandum and Articles of Association as registered on 26 January 2005 the Second Amended and Restated Memorandum and Articles of Association of the Company as adopted by special resolution on 11 July 2005 and effective on 10 August 2005, the minute book, the Register of Members, Register of Directors and Register of Officers and the Register of Mortgages and Charges of the Company, copies of which have been provided to us by its registered office in the Cayman Islands on [ ] March 2006;

2.	a Certificate of Good Standing dated [ ] March 2006 issued by the Register of Companies;

3.	a copy of executed written resolutions of the directors of the Company dated [ ] (the “Resolutions”);

4.	a certificate from a director of the Company dated [ ] March 2006, a copy of which is attached hereto (the “Director’s Certificate”); and

5.	the Registration Statement.

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.

We are of the opinion that under, and subject to, the laws of the Cayman Islands:

1.	The Company has been duly incorporated as an exempted company with limited liability for unlimited duration and is validly existing under the laws of the Cayman Islands.

WALKERS	Page 2

2.	The authorised share capital of the Company is US$50,000,000 divided into 500,000,000 shares of par value US$0.10 each (each a “Share”).

3.	The Shares to be registered pursuant to the Registration Statement have been legally issued, fully paid and are non-assessable (meaning that no further sums are payable to the Company by the holder thereof in respect of such Shares).

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the headings “Taxation”, “Enforceability of Civil Liabilities”, “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

We have assumed that:

1.	The originals of all documents examined in connection with this opinion are authentic, all signatures, initials and seals are genuine, all such documents purporting to be sealed have been so sealed and all copies are complete and conform to their originals.

2.	The Director’s Certificate is true and accurate as of the date hereof.

3.	The Certificate of Incorporation dated 6 July 2004, the Certificate of Incorporation on Change of Name dated 22 July 2004, the Memorandum and Articles of Association as registered on 6 July 2004, the Amended and Restated Memorandum and Articles of Association as registered on 26 January 2005 the Second Amended and Restated Memorandum and Articles of Association of the Company as adopted by special resolution, on 11 July 2005 and effective on 10 August 2005, the minute book, the Register of Members, Register of Directors and Register of Officers and the Register of Mortgages and Charges of the Company, copies of which have been provided to us by its registered office in the Cayman Islands on [ ] March 2006 are true and correct copies of the originals of the same and are complete and accurate and constitute a complete and accurate record of the business transacted by the Company and all matters required by law and the Memorandum and Articles of Association of the Company to be recorded therein are so recorded.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

WALKERS